UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Aemetis, Inc.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter)
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Third Waiver and Amendment to Series A Preferred Unit Purchase Agreement

On June 27, 2023, Aemetis Biogas LLC, a Delaware limited liability company (“ABGL”) and Protair-X Americas, a Delaware corporation (the “Purchaser”) entered into a Third Waiver and Amendment to Series A Preferred Unit Purchase Agreement (the “Amendment”) with Third Eye Capital Corporation, an Ontario corporation, as agent for the Purchaser (“Agent” and together with ABGL and Purchaser, the “Parties”), amending that certain Series A Preferred Unit Purchase Agreement, dated December 20, 2018 (the “Purchase Agreement”), by and among the Parties.

Pursuant to the Amendment, Agent and Purchaser agreed to waive ABGL’s non-compliance with a corporate action prohibited by Sections 6.8(g), 6.8(m), 6.8(n), 6.15(j), 6.15(k) and 6.16(c) of the Purchase Agreement that would otherwise constitute a Trigger Event (as defined in the Purchase Agreement). Additionally, the Amendment amended the obligation of ABGL to redeem all outstanding Series A Preferred Units of ABGL (the “Full Redemption Provision”) such that ABGL must redeem all outstanding Series A Preferred Units of ABGL by paying to the Purchaser, in immediately available funds, an aggregate amount equal to $132.5 million (the “Final Redemption Price”) on or before 2:00 p.m. EST on August 31, 2023 (the “Final Redemption Date”). Should the Final Redemption Price not be paid by the Final Redemption Date, ABGL agreed to execute and be bound by a credit agreement in the form attached to the Amendment with the Agent and Purchaser, effective September 1, 2023. As a condition to the effectiveness of the Amendment, ABGL agreed to pay a closing fee of $2.5 million to the Purchaser on the Final Redemption Date.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of the Exhibit

10.1	Third Waiver and Amendment to Series A Preferred Unit Purchase Agreement, dated as of June 27, 2023, by and among Aemetis Biogas LLC, Protair-X Americas, Inc. and Third Eye Capital Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2023

Aemetis, Inc.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer